EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             INDIANA UNITED BANCORP

         Pursuant to the provisions of IC 23-1-38-6, Articles of Amendment to the Articles of Incorporation of Indiana United Bancorp (the "Corporation") are hereby adopted:

         FIRST:                     The name of the Corporation is Indiana
                                    United Bancorp.

         SECOND:                    The amendment adopted amends Section 1 and
                                    Section 2.A of Article V of the Articles of
                                    Incorporation to read in their entirety as follows:

                                   "ARTICLE V

                               AUTHORIZED SHARES

                          SECTION 1.  NUMBER OF SHARES

         The total number of shares which the Corporation is to have authority to issue is 10,400,000.

         A. The number of authorized shares the Corporation designates as having a par value is none.

         B. The number of authorized shares the Corporation designates as without par value is 10,400,000.

                          SECTION 2.  TERMS OF SHARES

         A. PREFERRED AND COMMONS SHARES. The 10,400,000 authorized shares which the Corporation shall have the authority to issue shall be divided into two classes designated as follows:

                  1.       10,000,000 Common Shares; and

                  2.       400,000 Preferred Shares."

         THIRD: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

         FOURTH: The above-described amendment was adopted on June 23, 1998 at a meeting of the shareholders of the Corporation held upon written notice as provided in the Indiana Business Corporation Law.

         FIFTH: Of the 2,387,314 Common Shares of the Corporation outstanding and entitled to vote on the above-described amendment, 1,783,353.805 Common Shares were represented at the meeting, and 1,736,478.754 votes were cast in favor of the amendment, 40,944.189 votes were cast against the amendment and 5,930.862 Common Shares abstained from the vote. The number of votes cast for approval of the above-described amendment was sufficient for approval thereof.


Dated:  July 27, 1998

                                           INDIANA UNITED BANCORP


                                           By: /s/ ROBERT E. HOPTRY
                                              -----------------------------
                                              Robert E. Hoptry, Chairman
                                                 and Chief Executive
                                                 Officer








                                       2